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                                                                     Exhibit 3.7


                           CERTIFICATE OF FORMATION

                                      OF

                     HUNTSMAN PROPYLENE OXIDE HOLDINGS LLC

                     A Delaware Limited Liability Company



          1. The name of the limited liability company is Huntsman Propylene Oxide Holdings LLC.

          2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its agent at such address is The Corporation Trust Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Huntsman Propylene Oxide Holdings LLC on this 11/th/ day of July, 2000.


                                             HUNTSMAN PROPYLENE OXIDE
                                             HOLDINGS LLC


                                             By_________________________________
                                             Name: Susan K. Allen
                                             Title: Agent